Exhibit 10.1
AMENDMENT NO. 2 TO CREDIT AGREEMENT
     This Amendment No. 2, dated as of July 06, 2006 (this “Amendment”), to the Credit Agreement, dated as of March 20, 2006 (as amended, including by this Amendment, the “Credit Agreement”), among Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), ACS Commercial Solutions, Inc., a Nevada corporation, ACS Education Services, Inc., a Delaware corporation, ACS Enterprise Solutions, Inc., a Delaware corporation, ACS HR Solutions, LLC, a Pennsylvania limited liability company, ACS Outsourcing Solutions, Inc., a Michigan corporation, ACS State & Local Solutions, Inc., a New York corporation, ACS State Healthcare, LLC, a Delaware limited liability company, ACS TradeOne Marketing, Inc., a Delaware corporation, Buck Consultants, LLC, a Delaware limited liability company, ACS Worldwide Lending Limited, a limited company organized under the laws of England and Wales, and each other Subsidiary Borrower party thereto from time to time, the Lenders and Issuers party thereto from time to time, and Citicorp USA, Inc. (“Citicorp”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, the Company, on behalf of the Term Loan Borrowers, has requested (a) a Securities Repurchase Increase under and in accordance with Section 2.1(d) (Securities Repurchase Increase) of the Credit Agreement in an aggregate principal amount of up to $1,000,000,000, having terms and conditions consistent with the terms of the Credit Agreement (the “First Securities Repurchase Increase”) and (b) that the Lenders party to this Amendment make available to the Term Loan Borrowers Term Loans under the First Securities Repurchase Increase;
     WHEREAS, the Lenders party to this Amendment are willing to make available Term Loans under the First Securities Repurchase Increase, upon the terms and subject to the conditions set forth in this Amendment and the Credit Agreement; and
     WHEREAS, pursuant to Section 2.1(d)(ii)(D) (Securities Repurchase Increase) of the Credit Agreement, in order to implement the terms of the First Securities Repurchase Increase as provided in this Amendment, it is necessary to increase the Applicable Margin applicable to the Term Loans as provided in this Amendment, effective immediately prior to the Effective Date (as defined below).
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Amendments. Subject to the terms and conditions set forth herein, effective as of the Effective Date (except with respect with the amendment to the definition of “Applicable Margin” as provided below, which shall be deemed to become effective immediately prior to the Effective Date as provided in Section 2 (Conditions to Effectiveness) below), the Credit Agreement (together with the Exhibits and Schedules thereto) is hereby amended as follows:
     (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended:

     (i) by inserting the following definitions among the existing definitions set forth in such Section in alphabetical order:
          “Amendment No. 2” means Amendment No. 2, dated as of July 06, 2006 among the Company, the Lenders party thereto and the Administrative Agent.
          “Amendment No. 2 Effective Date” means July 06, 2006.
          “First Securities Repurchase Increase” has the meaning given to such term in Amendment No. 2.
          “First Securities Repurchase Increase Borrowing” means a borrowing consisting of First Securities Repurchase Increase Loans made on the same day by the First Securities Repurchase Increase Lenders ratably according to their respective First Securities Repurchase Increase Commitments.
          “First Securities Repurchase Increase Commitment” means, with respect to each First Securities Repurchase Increase Lender, the commitment of such Lender to make First Securities Repurchase Increase Loans to the Term Loan Borrowers in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I-A (First Securities Repurchase Increase Commitments), in each case, as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced or increased pursuant to this Agreement, and “First Securities Repurchase Increase Commitments” shall mean the aggregate First Securities Repurchase Increase Commitments of all First Securities Repurchase Increase Lenders, which amount, as of the Amendment No. 2 Effective Date, shall be $1,000,000,000.
          “First Securities Repurchase Increase Commitments Scheduled Termination Date” means September 30, 2006.
          “First Securities Repurchase Increase Commitments Termination Date” shall mean the earliest of (a) the First Securities Repurchase Increase Commitments Scheduled Termination Date, (b) the date of termination of all of the First Securities Repurchase Increase Commitments pursuant to Section 2.5 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).
          “First Securities Repurchase Increase Lender” means each Lender that has a First Securities Repurchase Increase Commitment or holds a First Securities Repurchase Increase Loan.
          “First Securities Repurchase Increase Loans” has the meaning specified in Section 2.1(c)(ii).
          “Initial Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans to each Term Loan Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name for such Borrower on Schedule I (Commitments) under the caption “Term Loan Commitment”, in each case, as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced or increased pursuant to this Agreement, and “Initial Term Loan Commitments” shall mean the aggregate Initial Term Loan Commitments of all Initial Term Loan Lenders, which amount, initially as of the Closing Date, shall be $800,000,000.
          “Initial Term Loan Lender” means each Lender that holds an Initial Term Loan.
          “Initial Term Loans” has the meaning specified in Section 2.1(c)(i).
     (ii) by deleting the definitions of “Minimum Currency Threshold”, “Requisite Lenders”, “Requisite Term Loan Lenders” and “Term Loan Commitments” in their entirety and replacing them, respectively, with the following:
          “Minimum Currency Threshold” means (a) in the case of Loans (other than Swing Loans and First Securities Repurchase Increase Loans) (i) denominated in Dollars, Euros and Sterling, the Dollar Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) denominated in any other Available Currency, in such amounts as agreed between the Company and the Administrative Agent, (b) in the case of Swing Loans, the Dollar Equivalent of $1,000,000 or an integral multiple of $100,000 in excess thereof or such other amounts as agreed between the Company, the Administrative Agent and the applicable Swing Lender and (c) in the case of First Securities Repurchase Increase Loans, $250,000,000 or an integral multiple thereof.”
          “Requisite Lenders” means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the Revolving Credit Outstandings, (b) the aggregate outstanding amount of the Initial Term Loan Commitments or, after the Closing Date, the principal amount of all Initial Term Loans then outstanding, and (c) the aggregate outstanding amount of the First Securities Repurchase Increase Commitments or, after the First Securities Repurchase Increase Commitments Termination Date, the aggregate principal amount of all First Securities Repurchase Increase Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of “Requisite Lenders.”
          “Requisite Term Loan Lenders” means, collectively, the Term Loan Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Initial Term Loan Commitments or, after the Closing Date, the principal amount of all Initial Term Loans then outstanding and (b) the aggregate outstanding amount of the First Securities Repurchase Increase Commitments or, after the First Securities Repurchase Increase Commitments Termination Date, the aggregate principal amount of all First Securities Repurchase Increase Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of “Requisite Term Loan Lenders”.
          “Term Loan Commitment” means, the Initial Term Loan Commitments and the First Securities Repurchase Increase Commitments. Amounts of Term Loans prepaid may not be reborrowed.
     (iii) by deleting clause (a) of the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following:

          (a) with respect to Term Loans (i) maintained as Base Rate Loans, 1.00% per annum and (ii) maintained as Eurocurrency Rate Loans, 2.00% per annum; and
     (iv) by inserting at the end of the definition of “Ratable Portion” the following:
          and (d) with respect to the First Securities Repurchase Increase, the percentage obtained by dividing (i) the First Securities Repurchase Increase Commitment of such First Securities Repurchase Increase Lender by (ii) the aggregate First Securities Repurchase Increase Commitments of all First Securities Repurchase Increase Lenders (or, at any time after the First Securities Repurchase Increase Commitments Termination Date, the percentage obtained by dividing the principal amount of such Lender’s First Securities Repurchase Increase Loans by the aggregate First Securities Repurchase Increase Loans of all Lenders).
     (b) Section 2.1(c) (Term Loan Commitments) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (c) Term Loan Commitments. Subject to the terms and conditions set forth herein, (i) each Initial Term Loan Lender severally made to the Company and the Subsidiary Borrowers on the Closing Date a single loan denominated in U.S. Dollars (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) in an amount equal to such Initial Term Lender’s Initial Term Loan Commitment and (ii) each First Securities Repurchase Increase Lender severally agrees to make to the Company and the Term Loan Borrowers up to four loans denominated in U.S. Dollars (each a “First Securities Repurchase Increase Loan” and, collectively, the “First Securities Repurchase Increase Loans”) from time to time on any Business Day during the period from the Amendment No. 2 Effective Date until the First Securities Repurchase Increase Commitments Termination Date, in an aggregate principal amount at any time outstanding for all such loans by such First Securities Repurchase Increase Lender not to exceed such First Securities Repurchase Increase Lender’s First Securities Repurchase Increase Commitment; provided, however, that at no time shall any First Securities Repurchase Increase Lender be obligated to make a First Securities Repurchase Increase Loan in excess of such First Securities Repurchase Increase Lender’s Ratable Portion.
     (c) Clause (A) of Section 2.2(a) (Borrowing Procedures) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (A) the date of such proposed Borrowing (which, in the case of the Term Loan Borrowing of Initial Term Loans, shall be the Closing Date),
     (d) The last sentence of Section 2.2(b) (Borrowing Procedures) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) and Section 3.3(d) (Conditions Precedent to Each Facility Increase), and, subject to clause (c) below, after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the applicable Borrower.
     (e) Section 2.5(a) (Reduction and Termination of the Commitments) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
          (a) The Company may (i) upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or permanently reduce in part ratably the unused portions of (A) the Primary Revolving Credit Commitments of the Primary Revolving Lenders or (B) the Multicurrency Revolving Credit Commitments of the Multicurrency Revolving Lenders, (ii) prior to the Closing Date, upon at least one Business Day’s prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the Term Loan Commitments of the Term Loan Lenders or (iii) prior to the First Securities Repurchase Increase Commitments Termination Date, upon at least three Business Day’s prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the First Securities Repurchase Increase Commitments of the First Securities Repurchase Increase Lenders; provided, however, that each partial reduction pursuant to clause (i), (ii) and (iii) shall be in an aggregate amount of not less than the Minimum Currency Threshold. In addition, (i) any unused Initial Term Loan Commitment shall terminate on the Closing Date, (ii) all outstanding Revolving Credit Commitments shall terminate on the Scheduled Termination Date and (iii) any unused outstanding First Securities Repurchase Increase Commitments shall terminate on the First Securities Repurchase Increase Commitments Scheduled Termination Date.
     (f) A new Section 3.3(d) (Conditions to Each Facility Increase) to the Credit Agreement is hereby inserted immediately after Section 3.3(c) (Conditions to Each Facility Increase) to read in its entirety as follows:
          Conditions to Each First Securities Repurchase Increase Loan. After giving effect to each First Securities Repurchase Increase Loan, the Senior Leverage Ratio, on a pro forma basis, shall be equal to or less than 4.75 to 1.
     (g) A new Schedule I-A (First Securities Repurchase Increase Commitments) to the Credit Agreement, in the form attached hereto as Annex I, is hereby inserted immediately after Schedule I (Commitments) to the Credit Agreement.
     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of July 06, 2006 (the “Effective Date”) upon the satisfaction of each of the following conditions precedent (provided that the amendment to the definition of “Applicable Margin” as provided under Section 1(a)(iii) (Amendments) above shall be deemed effective as of immediately prior to the Effective Date):
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by each Borrower, each First Securities Repurchase Increase Lender and the Administrative Agent;
     (b) the Administrative Agent shall have received from each Guarantor its duly executed and delivered Affirmation of Liens and Guaranties in the form attached hereto as Exhibit A hereto (the "Affirmation of Liens and Guaranties”);

     (c) after giving effect to the initial Securities Repurchase Increase Loans, the Senior Leverage Ratio, on a pro forma basis, shall be equal to or less than 4.75 to 1.
     (d) the Administrative Agent shall have received, a certificate of the chief financial officer of the Company, stating that each Borrower is Solvent after taking into account its equity interest in its Subsidiaries and after giving effect to the Loans (including any First Securities Repurchase Increase Loans) and Letter of Credit Obligations incurred by such Borrower, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds) of the Credit Agreement and the payment of all estimated legal, accounting and other fees related hereto and thereto;
     (e) the Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such certificates or resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Loan Party and Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is to be a party;
     (f) the Administrative Agent shall have received a certificate of the secretary, assistant secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment and each document executed as part or in connection with the First Securities Repurchase Increase to which such Loan Party is a party;
     (g) the Administrative Agent shall have received opinions from (i) Baker Botts L.L.P., New York counsel to the Loan Parties and (ii) in-house counsel to the Company and its Subsidiaries, each addressed to the Administrative Agent, the Issuers and the Lenders and each addressing such matters as the Administrative Agent may reasonably request; and
     (h) all fees and expenses payable in connection with this Amendment or the First Securities Repurchase Increase or otherwise required to be paid pursuant to the Credit Agreement shall have been paid in full.
     SECTION 3. Construction with the Loan Documents.
     (a) On and after this Amendment becoming effective in accordance with Section 2 (Conditions to Effectiveness), each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.
     (b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Issuers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
     (d) This Amendment and each Affirmation of Liens and Guaranties is a Loan Document.
     (e) This Amendment shall not extinguish or otherwise constitute a novation of the Obligations outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby or thereby in connection herewith or therewith.
     SECTION 4. Representations And Warranties. Each Borrower hereby represents and warrants, on and as of the date hereof, both prior and after giving effect to this Amendment, that (i) it has taken all necessary actions to authorize the execution, delivery, and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by such Borrower, (iii) this Amendment is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iv) each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects (other than representations and warranties in any such Loan Document which expressly speak as of an earlier date, which shall have been true and correct in all material respects as of such earlier date) and (v) no Default or Event of Default has occurred and is continuing.
     SECTION 5. Amendments. Prior to the First Securities Repurchase Increase Commitments Termination Date, the First Securities Repurchase Increase Lenders having more than 50% of the aggregate outstanding amount of the First Securities Repurchase Increase Commitments, or the Administrative Agent with the consent of such First Securities Repurchase Increase Lenders, on the one hand, and the Company, on the other hand, may amend, supplement or otherwise modify or waive any of the terms and provisions of Sections 1(d) or 1(e) (Amendments) of this Amendment to the extent related and affecting solely the First Securities Repurchase Increase Commitments and which does not adversely affect any Lender other than the First Securities Repurchase Increase Lenders.
     SECTION 6. Expenses. Each of the Borrowers jointly and severally agrees to pay and reimburse the Administrative Agent for all its reasonable out of pocket costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including reasonable fees and disbursements and other charges of counsel to the Administrative Agent.
     SECTION 7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Affiliated Computer Services, Inc.,
ACS Commercial Solutions, Inc.,
ACS Education Services, Inc.,
ACS Enterprise Solutions, Inc.,
ACS HR Solutions, LLC,
ACS Outsourcing Solutions, Inc.,
ACS State & Local Solutions, Inc.,
ACS State Healthcare, LLC,
ACS TradeOne Marketing, Inc.,
     as Borrowers

By:	/s/ William L. Deckelman, Jr.
	Name:	William L. Deckelman, Jr.
	Title:	Secretary

[Signature page to Amendment No. 2 to Credit Agreement]

ACS Worldwide Lending Limited, as Borrower
By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

Buck Consultants, LLC, as Borrower
By:	/s/ Thomas A. Fessler
	Name:	Thomas A. Fessler
	Title:	Secretary

Citicorp USA, Inc., as Administrative Agent and as First Securities Repurchase Increase Lender
By:	/s/ David Wirdnam
Name:	David Wirdnam
Title:	Director and Vice President

Annex I to
Amendment No. 2
to Credit Agreement
Schedule I-A
First Securities Repurchase Increase Commitments

First Securities Repurchase
Lender	Increase Commitments

Citicorp USA, Inc.	$1,000,000,000

Total	$1,000,000,000